Exhibit 99.2

Waste Connections, Inc. Announces Pricing of $500 Million of Senior Notes

TORONTO, Nov. 6, 2018 /PRNewswire/ – Following the previous announcement of the launch of a senior notes offering, Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) announced today that it has priced an underwritten public offering (the “Offering”) of $500 million in aggregate principal amount of 4.25% Senior Notes due 2028 (the “Notes”) at a price to the public of 99.852% of their face value. The Offering is expected to close on November 16, 2018, subject to customary closing conditions. Net proceeds to Waste Connections from the Offering are expected to be approximately $494 million, after deducting underwriting fees and estimated Offering expenses, and are expected to be used for general corporate purposes, including acquisitions.

BofA Merrill Lynch and J.P. Morgan are acting as joint book-running managers and underwriters for the Offering. The Offering is being made pursuant to an effective shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 25, 2018 (the “Registration Statement”). Copies of the prospectus supplement and the accompanying base prospectus for the Offering may be obtained by contacting BofA Merrill Lynch at 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, toll-free at 1-800-294-1322 or at dg.prospectus_requests@baml.com or J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY, 10179, Attn: Investment Grade Syndicate Desk, 3rd Floor, or by telephone at (212) 834-4533. Copies of the prospectus supplement and the accompanying base prospectus for the Offering will also be available on the website of the SEC at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor will there be any offer, solicitation or sale of the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers in 40 states in the U.S., and six provinces in Canada. Waste Connections also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections' current beliefs and expectations regarding future events, including the potential Offering and the Company’s use of proceeds. These forward-looking statements are often identified by the words “plans,” “may,” “believes,” “expects,” “estimates,” “intends” or other words of similar meaning, although not all forward-looking statements contain these identifying words. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks, assumptions and uncertainties. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed in the preliminary prospectus supplement and the accompanying base prospectus, which are both a part of the Registration Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and those risk factors set forth from time to time in the Company's other filings with the SEC and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

Contact:

Mary Anne Whitney / (832) 442-2253

maryannew@wasteconnections.com